Exhibit 99.(i)

January 28, 2011

Ariel Investment Trust
200 E. Randolph Drive
Suite 2900
Chicago,  IL  60601

    Re:           Ariel Investment Trust

Ladies and Gentlemen:

    As counsel for Ariel Investment Trust (the “Registrant”) we consent to the incorporation by reference of our opinion dated January 28, 2010, with respect to each of the Registrant’s series, as filed with the Registrant’s registration statement on Form N-1A, Securities Act File No. 33-7699, on January 28, 2010.

    In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

GREENBERG TRAURIG, LLP

 /s/ Greenberg Traurig, LLP

ALBANY
AMSTERDAM
ATLANTA
AUSTIN
BERLIN**
BOSTON
BRUSSELS**
CHICAGO
DALLAS
DELAWARE
DENVER
FORT LAUDERDALE
HOUSTON
LAS VEGAS
LONDON*
LOS ANGELES
MIAMI
MILAN**
NEW JERSEY
NEW YORK
ORANGE COUNTY
ORLANDO
PALM BEACH COUNTY
PHILADELPHIA
PHOENIX
ROME**
SACRAMENTO
SAN FRANCISCO
SHANGHAI
SILICON VALLEY
TALLAHASSEE
TAMPA
TYSONS CORNER
WASHINGTON, D.C.
WHITE PLAINS

GREENBERG TRAURIG, LLP ■ ATTORNEYS AT LAW ■ WWW.GTLAW.COM 77 West Wacker Drive, Suite 3100 ■ Chicago, Illinois ■ Tel 312.456.8400 ■ Fax 312.456.8435	*OPERATES AS GREENBERG TRAURIG MAHER LLP